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                         SECOND AMENDMENT TO CREDIT AGREEMENT


         THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), made and entered into as of March __, 1997, is by and between THE O'BOISIE CORPORATION, an Illinois corporation (the "Borrower"), and REPUBLIC ACCEPTANCE CORPORATION, a Minnesota Corporation (the "Lender").

                                       RECITALS

         1. The Lender and the Borrower entered into a Credit Agreement dated as of July 3, 1996, as amended by that First Amendment to Credit Agreement dated October __, 1996, (the "Credit Agreement"); and

         2. The Borrower desires to amend certain provisions of the Agreement, and the Lender has agreed to make such amendments, subject to the terms and conditions set forth in this Amendment.

                                      AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

         Section 1. CAPITALIZED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context shall otherwise require.

         Section 2. AMENDMENTS. The Credit Agreement is hereby amended as follows:

    2.1 DEFINITIONS. The definition of "COMMITMENTS", "NOTES", "TOTAL COMMITMENT AMOUNT"and "TOTAL OUTSTANDINGS" contained in Section 1.1 of the Credit Agreement are amended in their entirety as follows:

         "COMMITMENTS": The Revolving Commitment, the Term Loan Commitment, the Additional Term Loan Commitment and the Special Term Loan Commitment.

         "NOTES": The Revolving Note, The Term Note, the Additional Term Note and the Special Term Note.

         "TOTAL COMMITMENT AMOUNT": The sum of the Revolving Commitment Amount, the Term Loan Commitment Amount, the Additional Term Loan Commitment Amount and the Special Term Loan Commitment Amount.

         "TOTAL OUTSTANDINGS": At the time of any determination, the sum of the unpaid balance of the Revolving Note and the unpaid balance of the Term Note.


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         Section 1.1 of the Credit Agreement is further amended by adding the definitions of "SPECIAL TERM LOAN", "SPECIAL TERM LOAN COMMITMENT","SPECIAL TERM LOAN COMMITMENT AMOUNT" and "SPECIAL TERM NOTE" thereto in correct alphabetical order:

         "SPECIAL TERM LOAN":  As defined in Section 2.1.

         "SPECIAL TERM LOAN COMMITMENT": The obligation of the Lender to make a term loan to the Borrower in the Special Term Loan Commitment Amount upon the terms and subject to the conditions and limitations of this Agreement.

         "SPECIAL TERM LOAN COMMITMENT AMOUNT":  As defined in Section 2.1.

         "SPECIAL TERM NOTE":  As defined in Section 2.3.


    2.2 ADDITIONAL TERM LOAN. Section 2.1(c) of the Credit Agreement is amended in its entirety as follows:.

         Section 2.1(c) ADDITIONAL TERM LOAN. An Additional Term Loan to mature April 1, 1998 (the "Additional Term Loan") from the Lender to the Borrower in the amount of $1,000,000 (the "Additional Term Loan Commitment Amount").

    2.3 SPECIAL TERM LOAN. A new section 2.1(d) is added to provide as follows:.

         Section 2.1(d) SPECIAL TERM LOAN. A Special Term Loan to mature April 1, 1998 (the "Special Term Loan") from the Lender to the Borrower in the amount of $2,000,000 (the "Special Term Loan Commitment Amount").

    2.4 THE NOTES. Section 2.3 of the Credit Agreement is amended in its entirety as follows:

         Section 2.3 THE NOTES. The Advances on the Revolving Loan shall be evidenced by a single promissory note (the "Revolving Note"), substantially in the form of Exhibit 2.3 (a) hereto, in the amount of the Revolving Commitment Amount originally in effect. The Term Loan shall be evidenced by a promissory note (the "Term Note"), substantially in the form of Exhibit 2.3 (b) hereto, in an amount equal to the Term Loan Commitment Amount. The Additional Term Loan shall be evidenced by a promissory note (the "Additional Term Note"), substantially in the form of Exhibit 2.3 (c) hereto, in an amount equal to the Additional Term Loan Commitment Amount. The Special Term Loan shall be evidenced by a promissory note (the "Special Term Note"), substantially in the form of
Exhibit 2.3 (d) hereto, in an amount equal to the Special Term Loan Commitment Amount. The Lender shall enter in its ledgers and records the payments made on the Term Loan, the Additional Term Loan, the Special Term Loan and Advances made and the payments made thereon, and the Lender is authorized by the Borrower to enter on schedules attached to the Notes a record of such Advances and repayments.

    2.5 INTEREST RATES, INTEREST PAYMENTS AND DEFAULT INTEREST. Section 2.4 of the Credit


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Agreement is amended in its entirety as follows:

         Section 2.4 INTEREST RATES, INTEREST PAYMENTS AND DEFAULT INTEREST. Effective as of February 1, 1997, interest shall accrue and be payable on the unpaid balance of the Revolving Note at a floating rate per annum equal to the sum of the Reference Rate plus 3.75% (the latter being the "Applicable Revolving Margin"); PROVIDED, HOWEVER, that any amount of principal of the Revolving Note not paid when due (whether at such date or upon acceleration following an Event of Default) shall thereafter bear interest at a floating rate equal to the sum of (a) the Reference Rate, plus (b) the Applicable Revolving Margin, plus (c) 31/2%. Interest shall accrue and be payable on the unpaid balance of the Term Note at a floating rate per annum equal to the sum of the Reference Rate plus 3.75% (the latter being the "Applicable Term Margin"); PROVIDED, HOWEVER, that any amount of principal of the Term Note not paid when due after giving effect to any applicable grace period, if any (whether at the date scheduled therefor or upon acceleration following an Event of Default) shall thereafter bear interest at a floating rate equal to the sum of (a) the Reference Rate, plus (b) the Applicable Term Margin, plus (c) 3 1/2%. Interest shall accrue and be payable on the unpaid balance of the Additional Term Note at a floating rate per annum equal to the sum of the Reference Rate plus 5.00% (the latter being the "Applicable Additional Term Margin"); PROVIDED, HOWEVER, that any amount of principal of the Additional Term Note not paid when due after giving effect to any applicable grace period, if any (whether at the date scheduled therefor or upon acceleration following an Event of Default) shall thereafter bear interest at a floating rate equal to the sum of (a) the Reference Rate, plus (b) the Applicable Additional Term Margin, plus (c) 3 1/2%. Interest shall accrue and be payable on the unpaid balance of the Special Term Note at a floating rate per annum equal to the sum of the Reference Rate plus 5.00% (the latter being the "Applicable Special Term Margin"); PROVIDED, HOWEVER, that any amount of principal of the Special Term Note not paid when due after giving effect to any applicable grace period, if any (whether at the date scheduled therefor or upon acceleration following an Event of Default) shall thereafter bear interest at a floating rate equal to the sum of (a) the Reference Rate, plus (b) the Applicable Special Term Margin, plus (c) 3 1/2%. PROVIDED, HOWEVER, that upon irrevocable payment in full of both the Additional Term Loan and the Special Term Loan, interest shall accrue and be payable on the unpaid balance of the Revolving Note at a floating rate per annum equal to the sum of the Reference Rate plus 1.75% (the latter being the "Future Applicable Revolving Margin"); PROVIDED, HOWEVER, that any amount of principal of the Revolving Note not paid when due (whether at such date or upon acceleration following an Event of Default) shall thereafter bear interest at a floating rate equal to the sum of
(a) the Reference Rate, plus (b) the Future Applicable Revolving Margin, plus
(c) 2%. PROVIDED, HOWEVER, that upon irrevocable payment in full of both the Additional Term Loan and the Special Term Loan, interest shall accrue and be payable on the unpaid balance of the Term Note at a floating rate per annum equal to the sum of the Reference Rate plus 1.75% (the latter being the "Future Applicable Term Margin"); PROVIDED, HOWEVER, that any amount of principal of the Term Note not paid when due after giving effect to any applicable grace period, if any (whether at the date scheduled therefor or upon acceleration following an Event of Default) shall thereafter bear interest at a floating rate equal to the sum of (a) the Reference Rate, plus (b) the Future Applicable Term Margin, plus
(c) 2%. Interest shall be payable monthly in arrears and upon final payment of the respective Notes.

    2.6 REPAYMENT OF THE ADDITIONAL TERM LOAN. Section 2.7(d) of the Credit Agreement is


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amended in its entirety as follows:

         Section 2.7(d) REPAYMENT OF THE ADDITIONAL TERM LOAN. Principal of the Additional Term Note is payable as provided in the Additional Term Note.
The Borrower may prepay the Additional Term Note at any time without premium or penalty. Any such prepayment must be accompanied by accrued and unpaid interest on the amount prepaid. Each partial prepayment shall be in an amount of $1,000 or an integral multiple thereof. Amounts so prepaid cannot be reborrowed. In the event that Borrower raises equity through an Initial Public Offering ("IPO"), or Private Placement through an Investment Banker ("PPO") the Additional Term Note shall be due and payable immediately upon the funding of the IPO or PPO.

    2.7 REPAYMENT OF THE SPECIAL TERM LOAN. A new section 2.7(e) is added to provide as follows:

         Section 2.7(e) REPAYMENT OF THE SPECIAL TERM LOAN. Principal of the Special Term Note is payable as provided in the Special Term Note. The Borrower may prepay the Special Term Note at any time without premium or penalty. Any such prepayment must be accompanied by accrued and unpaid interest on the amount prepaid. Each partial prepayment shall be in an amount of $1,000 or an integral multiple thereof. Amounts so prepaid cannot be reborrowed. In the event that Borrower raises equity through an Initial Public Offering ("IPO"), or Private Placement through an Investment Banker ("PPO") the Special Term Note shall be due and payable immediately upon the funding of the IPO or PPO.

    2.8 MAINTENANCE OF ACCOUNTS. A new section 2.15 is added to provide as follows:

         2.15 MAINTENANCE OF ACCOUNTS. On or before May 30, 1997 the Borrower shall establish and maintain on deposit with First Bank National Association all of its operating and payroll accounts.

    2.9 SALE OF TRUCKS.  A new section 5.11 is added to provide as follows:

         5.11 SALE OF TRUCKS. On or before July 1, 1997, Borrower agrees to sell all trucks owned by it. The proceeds of the sale, net of costs incurred in connection with the sale, shall immediately be paid to Lender for application on the loan secured by the truck, with any remaining proceeds being applied to the Special Term Loan. In the event that Borrower has not sold all trucks owned by it, by July 1, 1997, Borrower shall enter into an agreement with a Lender approved liquidator, on terms acceptable to Lender, for the sale of all trucks owned by Borrower, with the proceeds from such sale applied as set forth above.

    2.10 SALE OF PRETZEL LINES. A new section 5.12 is added to provide as follows:

         5.12 SALE OF PRETZEL LINES. In the event that (a) Borrower does not obtain an IPO or PPO or has not received funding on an IPO or PPO and (b) the Borrower (i) does not have sufficient cash flow to service its obligations under the Credit Agreement, or (ii) an Event of Default exists under the Credit Agreement, then no later than September 1, 1997, Borrower will



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sell its pretzel lines and the proceeds of the sale, net of costs incurred in connection with the sale,shall immediately be paid to Lender for application on any loan securing the pretzel lines, with any remaining proceeds being applied to the Special Term Loan. In the event that Borrower has not sold its pretzel lines, by September 1, 1997, Borrower shall enter into an agreement with a Lender approved liquidator, on terms acceptable to Lender, for the sale of its pretzel lines, with the proceeds from such sale applied as set forth above.

    2.11 SUCCESS FEE.  A new section 5.13 is added to provide as follows:

         5.13 SUCCESS FEE. Immediately upon funding of the IPO or PPO, Borrower shall pay Lender the sum of $75,000 as a success fee.

    2.12 RESTRUCTURE FEE.  A new section 5.14 is added to provide as follows:

         5.14 RESTRUCTURE FEE. Borrower shall pay Lender the sum of $25,000 as a restructure fee, payable in ten equal weekly installments commencing on March __,1997, and continuing on the same day of each week until paid in full .

    2.13 RESTRUCTURE FEE.  A new section 5.15 is added to provide as follows:

         5.15 CREDIT ANALYSIS FEE. Borrower shall pay Lender the sum of $50,000 as a credit analysis fee, payable in ten equal weekly installments commencing on March __,1997, and continuing on the same day of each week until paid in full.

    2.14 FINANCIAL PROJECTIONS. A new section 5.16 is added to provide as follows:

         5.14 FINANCIAL PROJECTIONS. No later than March 31, 1997 Borrower shall provide Lender financial projections of the Borrower through the period ending September 15, 1998, consisting of at least projections of statements of income, cash flow and changes in stockholders' equity, and a balance sheet.

    2.15  A new section 7.1(n) is added to provide as follows:

         On or before March 21, 1997 Borrower shall have provided Lender with Common Stock Purchase Warrants in an amount that constitutes five percent of the outstanding stock of Borrower, on terms and conditions acceptable to Lender.

         Section 3. EFFECTIVENESS OF AMENDMENTS. The amendments contained in this Amendment shall become effective upon delivery by the Borrower of, and compliance by the Borrower with, the following:

         3.1  This Amendment, duly executed by the Borrower.

         3.2 A copy of the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment certified as true and


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    accurate by its Secretary or Assistant Secretary, along with a certification by such Secretary or Assistant Secretary (i) certifying that there has been no amendment to the Articles of Incorporation or Bylaws of the Borrower since true and accurate copies of the same were delivered to the Lender with a certificate of the Secretary of the Borrower dated July 3, 1996, and (ii) identifying each officer of the Borrower authorized to execute this Amendment and any other instrument or agreement executed by the Borrower in connection with this Amendment, and certifying as to specimens of such officer's signature and such officer's incumbency in such offices as such officer holds.

         3.3 Certified copies of all documents evidencing any necessary corporate action or consent with respect to this Amendment.

         3.4 The Additional Term Note substantially in the form of Exhibit 2.3(c) hereto.

         3.5 The Special Term Note substantially in the form of Exhibit 2.3(d) hereto.

         3.6  The duly executed Guaranty of Donald Schumacher II.

         3.7 The sum of $2,500 as the first installment of the restructure fee.

         3.8 The sum of $5,000 as the first installment of the credit analysis fee.

         3.9 The Borrower shall have satisfied such other conditions as specified by the Lender or counsel to the Lender, including payment of all unpaid legal fees and expenses incurred by the Lender through the date of this Amendment in connection with the Credit Agreement.

    Section 4. WAIVER OF EXISTING EVENTS OF DEFAULT. The Lender hereby, effective as of the date hereof, consents to the Borrower's failure to comply with the provisions of Sections 2.6 and 5.7 of the Credit Agreement prior to the date hereof and waives the Lender's right in connection therewith to declare a default or event of default under the Agreement, to exercise any remedies arising out of such an event of default or default to the extent (but only to the extent) that the Lender may have had such rights based solely on the failure to comply with such provisions prior to the date hereof. This waiver is for the limited purpose set forth herein and shall not be deemed to (i) be a consent to any waiver or modification of any other term or condition of the Agreement or any instrument or agreement referred to therein, or (ii) prejudice any right or remedy that the Lender may now have (except to the extent such right or remedy is based upon existing defaults that will not exist after giving effect to the waiver set forth herein) or may have in the future under or in connection with the Agreement or any instrument or agreement referred to therein.

         Section 5. REPRESENTATIONS; ACKNOWLEDGMENTS. The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties contained in the Credit Agreement, and in any and all other Loan Documents of the Borrower, are true, correct and complete in all respects as of the date hereof as


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though made on and as of such date, except for changes permitted by the terms of the Credit Agreement, and (b) the Borrower is in compliance with all covenants and agreements of the Borrower as set forth in the Credit Agreement and in any and all other Loan Documents of the Borrower. The Borrower represents and warrants that the Borrower has the power and legal right and authority to enter into this Amendment and has duly authorized as appropriate the execution and delivery of this Amendment and other agreements and documents executed and delivered by the Borrower in connection herewith or therewith by proper corporate action. The Borrower acknowledges and agrees that its obligations to the Lender under the Credit Agreement and exist and are owing without offset, defense or counterclaim assertable by the Borrower against the Lender. The Borrower further acknowledges and agrees that its obligations to the Lender under the Credit Agreement, as amended, constitute "Obligations" within the meaning of the Security Agreement and are secured by the Security Agreement and the Collateral Assignment of Trademarks.

         Section 6. AFFIRMATION, FURTHER REFERENCES. Except as expressly modified under this Amendment, all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Borrower under the Credit Agreement, the Security Agreement, and any and all other Loan Documents entered into with respect to the obligations under the Credit Agreement are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Borrower. All references in the Credit Agreement to "this Agreement," "herein," "hereof," and similar references, and all references in the other Loan Documents to the "Agreement," shall be deemed to refer to the Agreement, as amended by this Amendment.

         Section 7. MERGER AND INTEGRATION, SUPERSEDING EFFECT. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into it all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment, shall control with respect to the specific subjects hereof and thereof.

         Section 8. SEVERABILITY. Whenever possible, each provision of this Amendment and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

         Section 9. SUCCESSORS. This Amendment shall be binding upon the Borrower and the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Lender and the successors and assigns of the Lender.


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         Section 10.  LEGAL EXPENSES.  The Borrower agrees to reimburse the
Lender, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses of Dorsey & Whitney, counsel for the Lender) incurred in connection with the Credit Agreement, including in connection with the negotiation, preparation and execution of this Amendment and all other documents negotiated, prepared and executed in connection with this Amendment, and in enforcing the obligations of the Borrower under the Credit Agreement, as amended by this Amendment, which obligations of the Borrower shall survive any termination of the Credit Agreement.

         Section 11. HEADINGS. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

         Section 12. COUNTERPARTS. This Amendment may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and either party to this Amendment may execute any such agreement by executing a counterpart of such agreement.

         Section 13. GOVERNING LAW. The Amendment Documents shall be governed by the internal laws of the State of Minnesota, without giving effect to conflict of law principles thereof.


IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.



                                       THE O'BOISIE CORPORATION

                                       By:
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                                       Title:


                                       REPUBLIC ACCEPTANCE CORPORATION

                                       By:
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                                       Title: